EXHIBIT 23

    CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the use of our report dated February 19, 1999, included in the Annual Report on Form 10-K of Reynolds Metals Company for the year ended December 31, 1998, with respect to the consolidated financial statements, as amended, included in this Form 10-K/A.

Our audits also included the financial statement schedule of Reynolds Metals Company listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the:

 . Registration Statement (Form S-8 No. 33-13822) pertaining to the Reynolds Metals Company 1987 Nonqualified Stock
   Option Plan,

 . Registration Statement (Form S-8 No. 33-44400) pertaining to the Reynolds Metals Company 1992 Nonqualified Stock
   Option Plan,

 . Registration Statement (Form S-8 No. 33-20498) pertaining to the Reynolds Metals Company Savings and Investment
   Plan for Salaried Employees,

 . Registration Statement (Form S-3 No. 33-43443) pertaining to the shelf registration of debt securities of Reynolds
   Metals Company,

 . Registration Statement (Form S-8 No. 33-66032) pertaining to the Reynolds Metals Company Savings Plan for Hourly
   Employees,

 . Registration Statement (Form S-8 No. 33-53847) pertaining to the Employees Savings Plan,

 . Registration Statement (Form S-8 No. 33-53851) pertaining to the Reynolds Metals Company Restricted Stock Plan for
   Outside Directors,

 . Registration Statement (Form S-3 No. 33-59168) pertaining to the registration of debt securities of Reynolds
   Aluminum Company of Canada, Ltd. (formerly known as
   Canadian Reynolds Metals Company Limited),

 . Registration Statement (Form S-8 No. 333-00929) pertaining to the Reynolds Metals Company Performance
   Incentive Plan, and

 .  Registration Statement (Form S-8 No. 333-03947)
   pertaining to the Reynolds Metals Company 1996
   Nonqualified Stock Option Plan,

and in the related prospectuses of our report dated February 19, 1999, and included herein, with respect to the consolidated financial statements and schedule of Reynolds Metals Company included in the Annual Report (Form 10-K, as amended by Amendment No. 1 on Form 10-K/A) for the year ended December 31, 1998.


                                        ERNST & YOUNG LLP

Richmond, Virginia
October 14, 1999